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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-60809 on Form S-3 and Registration Statements Nos. 033-61073, 033-61075 and 333-27967 on Form S-8 of Commercial Metals Company of our reports dated October 15, 1997, appearing in this Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 1997.


DELOITTE & TOUCHE LLP

Dallas, Texas

November 25, 1997